Exhibit 10.28

Amended and Restated Change of Control and Involuntary Termination Protection Policy

Participation Agreement

This Amended and Restated Participation Agreement (this “Agreement”) is made and entered into as of November 21, 2016 by and between Anthony Noto on the one hand, and Twitter, Inc. (the “Company”) on the other.  This Agreement shall amend and supersede that certain Change of Control Severance Policy Participation Agreement (and the Policy governing that agreement) by and between Mr. Noto and the Company, dated June 30, 2014.

RECITALS

The Company adopted a Change of Control and Involuntary Termination Protection Policy (the “Policy”) to assure that the Company will have the continued dedication and objectivity of the participants in the Policy.

The Company has designated you as eligible for protection under the Policy and this Agreement, subject to your qualifying as an Eligible Employee.

Unless otherwise defined herein, the terms defined in the Policy, which is hereby incorporated by reference, shall have the same defined meanings in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

COC Qualified Termination.

You have been designated as an Eligible Employee for COC Qualified Terminations in the Policy, a copy of which is attached hereto, subject to your satisfying the criteria of being an Eligible Employee on the date of a COC Qualified Termination.

The terms and conditions of your participation in the Policy are as set forth in the Policy.

Your equity vesting benefit shall be	100%
Your percentage of Base Salary shall be	100%
Your COBRA benefit shall be	12 months

Non-COC Qualified Termination.

If your employment is terminated by you or the Company in an Involuntary Termination that is a Non-COC Qualified Termination, you will be entitled to the following benefits, subject to your compliance with the Policy:

Your equity vesting benefit shall be	no less than 12.5% as determined by the Compensation Committee based on the facts and circumstances
Your percentage of Base Salary shall be	100%

Exhibit 10.28

Your COBRA benefit shall be	6 months

Other Provisions.

You agree that the Policy constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties, and shall specifically supersede any severance and/or change of control provisions of any offer letter, employment agreement, or equity award agreement entered into between the you and Company.

This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

TWITTER, INC.	ELIGIBLE EMPLOYEE
ANTHONY NOTO
By: /s/ Jack Dorsey	Signature: /s/ Anthony Noto

[Signature Page of the Participation Agreement]